Valkyrie Bitcoin Fund 10-K

Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Annual Report on Form 10-K for the year ended December 31, 2023 (the “Report”) of Valkyrie Bitcoin Fund (the “Registrant”) and each of its series, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Leah Wald, the Principal Executive Officer of the Registrant, hereby certify, to the best of my knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 27, 2024	By:	/s/ Leah Wald
	Name:	Leah Wald
	Title:	Principal Executive Officer
Valkyrie Bitcoin Fund